Exhibit 10.69

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 19, 2005, by and among Apollo Resources International, Inc., a Utah corporation (the “Company”), Mr. Tommy Johnson (“Mr. Johnson”), Mr. Bruce Blackwell (“Mr. Blackwell”), Mr. William H. Webster (“Mr. Webster”) and Mr. Robert Glenn (“Mr. Glenn”).

WHEREAS, each of Mr. Johnson, Mr. Blackwell, Mr. Webster and Mr. Glenn (collectively, the “Shareholders”) owns shares of the issued and outstanding common stock of Earth Biofuels, Inc., a Mississippi corporation (“Earth Biofuels”); and

WHEREAS, the Company has expressed a desire to acquire from the Shareholders, additional issued and outstanding shares of common stock of Earth Biofuels subject to the terms and conditions set forth in this Agreement; and

WHEREAS, in consideration for such purchase, the Company has offered to sell and issue to the Shareholders an aggregate of 6,000,000 restricted shares of the common stock of the Company.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Shareholders agree as follows:

ARTICLE I.
DEFINITIONS

1.1                           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Earth Biofuels Common Stock” means the common stock of Earth Biofuels, $1.00 par value per share.

“Company Common Stock” means the common stock of the Company, $0.001 par value per share, to be issued and sold hereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Liens” means a lien, charge, security interest, encumbrance or other restriction.

“Rule 144” means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means (i) a day on which the Company Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (ii) if the Company Common Stock is not quoted on the OTC Bulletin Board, a day on which the Company Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Company Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means the following service on which the Common Stock is quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

ARTICLE II.
PURCHASE AND SALE

2.1                           Closing.  Upon satisfaction of the conditions set forth in Section 2.2, the Company agrees to issue (a) 600,000 shares of Company Common Stock to Mr. Johnson (or his designees), (b) 3,240,000 shares of Company Common Stock to Mr. Blackwell (or his designees), (c) 1,080,000 shares of Company Common Stock to Mr. Webster (or his designees) and (d) 1,080,000 shares of Company Common Stock to Mr. Glenn (or his designees), in consideration of the sale to the Company of (w) 300 of the issued and outstanding shares of Earth Biofuels Common Stock owned by Mr. Johnson, (x) 1,620 of the issued and outstanding shares of Earth Biofuels Common Stock owned by Mr. Blackwell, (y) 540 of the issued and outstanding shares of Earth Biofuels Common Stock owned by Mr. Webster and (z) 540 of the issued and outstanding shares of Earth Biofuels Common Stock owned by Mr. Glenn  The closing of the sale and purchase of the shares of Company Common Stock and the shares of Earth Biofuels Common Stock under this Agreement (the “Closing”) shall occur at the offices of the Company on August 19, 2005 (the “Closing Date”).

2.2                           Closing Conditions.

(a)         Conditions to the Shareholders’ Obligations.  The obligation of each of the Shareholders to sell their respective shares of Earth Biofuels to the Company, and to acquire the shares of Company Common Stock at the Closing is subject to the fulfillment of the following conditions, any of which may be waived by the Shareholders:

(i)                At the Closing, the Company shall deliver or cause to be delivered to the Shareholders, this Agreement duly executed by the Company;

(ii)               At the Closing, the Company shall deliver or cause to be delivered to Mr. Johnson, a copy of the Company’s written instructions to its transfer agent, Colonial Stock Transfer Company, Inc.(the “Transfer Agent”), directing the Transfer Agent to issue to Mr. Johnson (or his designees) an aggregate of 600,000 shares of Company Common Stock;

(iii)              At the Closing, the Company shall deliver or cause to be delivered to Mr. Blackwell, a copy of the Company’s written instructions to its Transfer Agent, directing the Transfer Agent to issue to Mr. Blackwell (or his designees) an aggregate of 3,240,000 shares of Company Common Stock;

(iv)              At the Closing, the Company shall deliver or cause to be delivered to Mr. Webster, a copy of the Company’s written instructions to its Transfer Agent, directing the Transfer Agent to issue to Mr. Webster (or his designees) an aggregate of 1,080,000 shares of Company Common Stock;

(v)               At the Closing, the Company shall deliver or cause to be delivered to Mr. Glenn, a copy of the Company’s written instructions to its Transfer Agent, directing the Transfer Agent to issue to Mr. Glenn (or his designees) an aggregate of 1,080,000 shares of Company Common Stock; and

(vi)              All representations and warranties of the Company contained herein shall be true and correct in all material respects.

(b)         Conditions to Company’s Obligations.  The obligation of the Company to sell and issue the Company Common Stock at the Closing is subject to the fulfillment of the following conditions, any of which may be waived by the Company:

(i)                At the Closing, each of the Shareholders shall deliver or cause to be delivered to the Company, this Agreement duly executed by each of the Shareholders;

(ii)               At the Closing, Mr. Johnson shall deliver to the Company (a) one or more stock certificates, appropriately endorsed, reflecting his ownership of 300 shares of Earth Biofuels Common Stock or (b) executed stock powers with respect to his ownership of 300 shares of Earth Biofuels Common Stock (with original stock certificates to be furnished to the Company immediately following closing);

(iii)              At the Closing, Mr. Blackwell shall deliver to the Company (a) one or more stock certificates, appropriately endorsed, reflecting his ownership of 1,620 shares of Earth Biofuels Common Stock or (b) executed stock powers with respect to his ownership of 1,620 shares of Earth Biofuels Common Stock (with original stock certificates to be furnished to the Company immediately following closing);

(iv)              At the Closing, Mr. Webster shall deliver to the 540 shares of Earth Biofuels Common Stock or (b) executed stock powers with respect to his ownership of 540 shares of Earth Biofuels Common Stock (with original stock certificates to be furnished to the Company immediately following closing);

(v)               At the Closing, Mr. Glenn shall deliver to the Company (a) one or more stock certificates, appropriately endorsed, reflecting his ownership of 540 shares of Earth Biofuels Common Stock or (b) executed stock powers with respect to his ownership of 540 shares of Earth Biofuels Common Stock (with original stock certificates to be furnished to the Company immediately following closing); and

(vi)              All representations and warranties of each of the Shareholders contained herein shall be true and correct in all material respects.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1            Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties as of the date hereof to each of the Shareholders:

(a)         Organization and Qualification.  The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation of any of the provisions of its certificate or articles of incorporation or bylaws.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

(b)         Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith.

(c)         Issuance of the Company Common Stock.  The shares of Company Common Stock to be issued to the Shareholders hereunder are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

3.2            Representations and Warranties of the Shareholders.  The Shareholders hereby represent and warrant to the Company as follows:

(a)         Investment Intent.  The Shareholders understand that the shares of Company Common Stock are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law.  Each the Shareholders is acquiring his pro-rata portion of the shares of Company Common Stock as principal for his own account for investment purposes only and not with a view to or for distributing or reselling such shares of Company Common Stock or any part thereof, has no present intention of distributing any of such shares of Company Common Stock and has no arrangement or understanding with any other persons regarding the distribution of such shares of Company Common Stock.

(b)         Earth Biofuels Common Stock.  The shares of Earth Biofuels Common Stock to be sold to the Company hereunder are duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  As a consequence of this Agreement, the Company shall own 80% of the issued and outstanding shares of Earth Biofuels Common Stock.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1                           Transfer Restrictions.

(a)         The Company Common Stock may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Company Common Stock other than pursuant to a sale under an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Company Common Stock under the Securities Act.

(b)         The Shareholders agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Company Common Stock substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

4.2                           Furnishing of Information.  As long as any of the Shareholders owns shares of Company Common Stock, the Company covenants to timely file all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  Upon the request of any of the Shareholders, the Company shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence.  The Company further covenants that it will take such further action as any of the Shareholders may reasonably request, all to the extent required from time to time to enable any or all of the Shareholders to sell such Company Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3                           Quotation/Listing of Common Stock.  The Company hereby agrees to use its reasonable best efforts to maintain the quotation or listing of the Company Common Stock on the OTC Bulletin Board.  The Company further agrees, if the Company applies to have the Company Common Stock traded on any other Trading Market, it will include in such application the Company Common Stock, and will take such other action as is necessary to cause the Company Common Stock to be listed on such other Trading Market as promptly as possible.

4.4                           Confidentiality.  Each of the Shareholders agrees with the Company to keep strictly confidential all non-public information regarding the Company (“Confidential Information”).  Each of the Shareholders understands that the Confidential Information is strictly confidential and proprietary to the Company.  Each of the Shareholders hereby acknowledges that he is prohibited from reproducing and/or distributing the Confidential Information, or any other offering materials or other information provided by the Company in connection with their consideration of an investment in the Company, in whole or in part, or divulging or discussing any of their contents to third parties.  Further, each of the Shareholders understands that the existence and nature of all conversations and presentations, if any, regarding the Company must be kept strictly confidential.  Each of the Shareholders understands that United States Federal and state securities laws impose restrictions on trading based on material non-public information regarding the Company.

4.5                           Corporate Records.  Immediately following closing, Mr. Johnson will (a) furnish to the Company the minute book for Earth Biofuels, complete with originals of the articles of incorporation, bylaws, corporate minutes, share certificates and corporate seal, and (b) furnish to the Company, such financial and other records and take such other actions as may be reasonably requested by the Company, with respect to Earth Biofuels.

ARTICLE V.
MISCELLANEOUS

5.1                           Fees and Expenses.  Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.2                           Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3                           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 5 p.m. (Dallas, Texas time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto on a day that is not a Trading Day or later than 5 p.m. (Dallas, Texas time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4                           Amendments; Waivers.  Without the written consent of each of the parties hereto, the terms of this Agreement may not be waived or amended.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5                           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6                           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

5.7                           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting in the City of Dallas, Texas.  If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.8                           Survival.  The representations and warranties contained in Section 3.1 and 3.2 shall survive the Closing for a period of one (1) year.

5.9                           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

APOLLO RESOURCES
INTERNATIONAL, INC.		Address for Notice:

Apollo Resources International, Inc.
3001 Knox Street, Suite 403
By:	/s/ DENNIS MCLAUGHLIN	Dallas, TX 75205

Name: Dennis McLaughlin		Attn: Dennis McLaughlin

Title: Chief Executive Officer		Tel: (214) 389-9800
Fax: (214) 389-9806

TOMMY JOHNSON		Address for Notice:

By:	/s/ TOMMY JOHNSON

Name: Tommy Johnson		Tel: (601)
Fax: (601)

BRUCE BLACKWELL		Address for Notice:

By:	/s/ R. BRUCE BLACKWELL

Name: Bruce Blackwell		Tel:
Fax:

WILLIAM H. WEBSTER		Address for Notice:

By:	/s/ WILLIAM H. WEBSTER

Name: William H. Webster		Tel:
Fax:

ROBERT GLENN		Address for Notice:

By:	/s/ ROBERT GLENN

Name: Robert Glenn		Tel:
Fax: